UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	November 14, 2019 (November 8, 2019)

SOUTHWEST IOWA RENEWABLE ENERGY, LLC
(Exact Name of Registrant as Specified in Its Charter)

IOWA	000-53041	20-2735046
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10868 189th Street, Council Bluffs, Iowa	51503
(Address of Principal Executive Offices)	(Zip Code)

(712) 366-0392
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Effective November 8, 2019, Southwest Iowa Renewable Energy, LLC (the “Company”) entered into Amendment No. 4 to Credit Agreement (the “Fourth Amendment”) with Farm Credit Services of America, FLCA  and CoBank, ACB as cash management provider and agent (“CoBank”), to amend the Credit Agreement (the “Credit Agreement”) dated as of June 24, 2014, Amendment No. 1 to Credit Agreement dated as of February 11, 2015, Amendment No. 2 to Credit Agreement dated as of February 11, 2015 and Amendment No. 3 to Credit Agreement dated as of January 25, 2016 (collectively the “Existing Credit Agreement”).

The following are the key modifications made by the Fourth Amendment:

•
The existing term note is replaced by an Amended and Restated Term Note with a maximum principal amount of $30,000,000, a maturity date of September, 2024, principal payments of $7,500,000 per year and an interest rate of LIBOR + 340 basis points.

•
The existing revolving term note is replaced by an Amended and Restated Revolving Term Note in the maximum principal amount of $40,000,000, a maturity date of September, 2024 and an interest rate of LIBOR + 340 basis points.  The full amount of this note is available on a revolving basis from time to time through maturity.

•	The limitation on distributions to members has been modified to permit distributions to members under two sets of conditions:

o	Provided certain conditions are met, the Company may distribute up to 50% of net income to members with respect to any fiscal year.

o
In addition, among other conditions, the Company may make a distribution to members if there was at least $1 of net income in the most recently-completed fiscal year, positive net income is reasonably projected for the year of distribution, and the Company has working capital of at least $30,000,000 before and after the distribution.

•
In addition, the Company is permitted to repurchase Class C and Class A membership units of the Company owned by ICM Investments, Inc. (“ICM”) for the amount of $11,093,146.  As previously announced, ICM has exercised its right to require the Company to purchase these units, and the Company anticipates that this purchase will be consummated in the near future.

•	Under the Fourth Amendment, there are two financial covenants:

o	The Company must maintain working capital of not less than $20,000,000 at the end of each month; and

o
The Company’s debt service coverage ratio (net income divided by the mandatory annual principal payment of $7,500,000 on the Amended and Restated Term Note) at the end of each fiscal year must be at least 1.20 to 1.

Except as set forth in the Fourth Amendment, all other terms of the Credit Agreement, as previously amended, remain in full force and effect.  The credit facility continues to be secured by substantially all of the Company’s assets.

The foregoing descriptions of the Fourth Amendment, the Amended and Restated Term Note and the Amended and Restated Revolving Term Note do not purport to be complete and are qualified in their entirety by reference to the full text of these documents which are filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03, as if fully set forth herein.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Amendment No. 4 to Credit Agreement dated November 8, 2019 by and among Southwest Iowa Renewable Energy, LLC, Farm Credit Services of America, FLCA and CoBank, ACB
10.2	Amended and Restated Term Note dated November 8, 2019
10.3	Amended and Restated Revolving Term Note dated November 8, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST IOWA RENEWABLE ENERGY, LLC

Date: November 14, 2019	By:	/s/ Brett L. Frevert
Brett L. Frevert
Chief Financial Officer